                                                                   EX-99.1(b)(1)

                           CERTIFICATE OF TRUST OF
                          BRINSON RELATIONSHIP FUNDS
                          --------------------------


     THIS CERTIFICATE OF TRUST OF BRINSON RELATIONSHIP FUNDS (THE "TRUST"), DATED AUGUST 15, 1994, IS BEING DULY EXECUTED AND FILED BY E. THOMAS MCFARLAN, AS TRUSTEE, TO FORM A BUSINESS TRUST UNDER THE DELAWARE BUSINESS TRUST ACT (12 DEL. C. (S)3801 ET SEG.).
-------         -------

     1.  NAME.  THE NAME OF THE BUSINESS TRUST FORMED HEREBY IS BRINSON
         -----
RELATIONSHIP FUNDS.

     2.  DELAWARE TRUSTEE.  THE NAME AND BUSINESS ADDRESS OF THE REGISTERED
         -----------------
AGENT OF THE TRUST IN THE STATE OF DELAWARE IS THE CORPORATION TRUST COMPANY, 1209 ORANGE ST. WILMINGTON, DE 19801. THE TRUST INTENDS TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

     IN WITNESS WHEREOF, THE UNDERSIGNED, BEING THE SOLE TRUSTEE OF THE TRUST, HAS EXECUTED THIS CERTIFICATE OF TRUST AS OF THE DATE FIRST-ABOVE WRITTEN.



                                         /s/ E. THOMAS MCFARLAN
                                         ----------------------
                                         E. THOMAS MCFARLAN, NOT IN HIS
                                         INDIVIDUAL CAPACITY BUT SOLELY AS
                                         TRUSTEE UNDER AN AGREEMENT AND
                                         DECLARATION OF TRUST DATED AS OF AUGUST
                                         15, 1994.